UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2010
ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)
Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     CDF Croisières de France, a wholly-owned subsidiary of Royal Caribbean Cruises Ltd. (the “Company”), announced that it has sold the ship Bleu De France which it will continue to operate under lease for a period of 12 months. Pullmantur will subsequently redeploy the Horizon to CDF Croisières de France in the spring of 2012. The sale provided additional liquidity to the Company of approximately $55 million and generated an immaterial gain.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.
Date: November 18, 2010	By:	/s/ Brian J. Rice
		Name:	Brian J. Rice
		Title:	Executive Vice President and Chief Financial Officer

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